EXHIBIT 21.1

GREEN BANCORP, INC.

LIST OF SUBSIDIARIES

	Name	State of Incorporation
Parent	Green Bancorp, Inc.	Texas
Subsidiary	Green Bank, N.A.	Texas
	Searchlight Merger Sub Corp.	Maryland